           As filed with the Securities and Exchange Commission on July 31, 1996
                                                 Registration No. 333-__________

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                   ----------------

                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                   ----------------

                                        RETIX

                (Exact name of Registrant as specified in its charter)

         CALIFORNIA                              95-3948704
    (State of incorporation)      (I.R.S. Employer Identification No.)

                            4640 ADMIRALTY WAY, SUITE 600
                            MARINA DEL REY, CA  90292-6695
                       (Address of principal executive offices)
                                 --------------------

                          1996 DIRECTORS' STOCK OPTION PLAN
                               (Full title of the Plan)
                                 --------------------

                                     M.Y. STEPHAN
                        PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                        RETIX
                            4640 ADMIRALTY WAY, SUITE 600
                            MARINA DEL REY, CA  90292-6695
                                    (310) 828-3400
Name, address and telephone number, including area code, of agent for service)
                                 --------------------
                                       Copy to:

                                   ELIAS J. BLAWIE
                                 DAVID M. JARGIELLO
                                  THOMAS H. TOBIASON
                                  Venture Law Group
                                 2800 Sand Hill Road
                             Menlo Park, California 94025
                                    (415) 854-4488

                 (Calculation of Registration Fee on following page)

- --------------------------------------------------------------------------------
                           CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------



                                                                         Proposed        Proposed
                                                        Maximum          Maximum         Maximum        Amount of
                                                     Amount to be    Offering Price     Aggregate     Registration
    Title of Securities to be Registered             Resistered(1)      Per Share    Offering Price        Fee
- --------------------------------------------------------------------------------------------------------------------
1996 DIRECTORS' STOCK OPTION PLAN
  Common Stock,
  $.01 par value................................   160,000 Shares          $ 2.09(2)    $   334,400        $115.31

  Common Stock,
  $.01 par value................................   200,000 Shares          $ 4.75(3)    $   950,000        $327.59

         TOTAL                                     360,000 Shares                --     $ 1,284,400        $442.90



                                                   -----------------------
(1) This Registration Statement shall also cover any additional shares of Common Stock which become usable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the
    Registrant's outstanding shares of Common Stock.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the registration fee.  Computation based on the weighted average per share exercise price (rounded to the nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

(3) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee.
    The computation with respect to unissued options is based upon the average high and low sale prices of the Common Stock as reported on the Nasdaq National Market on July 26, 1996.

                                      -2-

                                       PART II
                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents filed with the Securities and Exchange Commission (the "COMMISSION") are hereby incorporated by reference:

    (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 1995 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

    (b) The Registrant's Quarterly Report for the quarter ended March 30, 1996 and all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in
(a) above.

    (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under
Section 12 of the Exchange Act on November 5, 1991, including any amendment or report filed for the purpose of updating such description.

    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.       DESCRIPTION OF SECURITIES.  Not applicable.

Item 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.

Item 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Registrant's Articles of Incorporation reduce the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under California law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the
California General Corporation Law.   In addition, the Registrant has entered
into Indemnification Agreements with its officers and directors.

Item 7.       EXEMPTION FROM REGISTRATION CLAIMED.   Not applicable.

Item 8.       EXHIBITS.

                   Exhibit
                   Number
                   ------
                     4.1     1996 Directors' Stock Option Plan.

                     5.1     Opinion of Venture Law Group, a Professional
                             Corporation.

                    23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

                    23.2     Consent of Independent Auditors (see p. 6).

                    24.1     Powers of Attorney (see p. 5).

- ---------------

Item 9.       UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               [Signature Pages Follow]

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant, Retix, a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on July 31, 1996.

                             RETIX

                              By: /s/Steven Waszak
                                  ------------------------
                                  Steven Waszak, Vice President, Finance and
                                  Administration and Chief Financial Officer

                                  POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints M.Y. Stephan and Steven Waszak, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    SIGNATURE                          TITLE                              DATE
/S/M.Y. STEPHAN              Chairman, President,                    July 31, 1996
- ------------------------          Chief Executive Officer
(M.Y. Stephan)                    (Principal Executive Officer)
                             and Director

/S/STEVEN WASZAK             Vice President, Finance and             July 31, 1996
- ------------------------          Administration and Chief
(Steven Waszak)              Financing Officer (Principal
                             Financial and Accounting Officer)

/S/JEFFREY DRAZAN            Director                                July 31, 1996
- ------------------------
(Jeffrey Drazan)

/S/NEIL HYNES                Director                                July 31, 1996
- ------------------------
(Neil Hynes)

/S/CRAIG W. JOHNSON          Director                                July 31, 1996
- ------------------------
(Craig W. Johnson)

/S/GILBERT P. WILLIAMSON     Director                                July 31, 1996
- ------------------------
(Gilbert P. Williamson)

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 12, 1996, appearing in the Annual Report on Form 10-K of Retix for the year ended December 30, 1995.


DELOITTE & TOUCHE LLP

July 26, 1996

                                  INDEX TO EXHIBITS


    Exhibit
    Number
    -------
    4.1       1996 Directors' Stock Option Plan.

    5.1       Opinion of Venture Law Group, a Professional Corporation

    23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

    23.2      Consent of Independent Auditors (see p. 6).

    24.1      Powers of Attorney (see p. 5).